U. S. SECURITIES AND EXCHANGE COMMISSION
                   WASHINGTON, D.C. 20549
                          FORM S-8
                   REGISTRATION STATEMENT
                            UNDER
                 THE SECURITIES ACT OF 1933

              Media and Entertainment.com, Inc.

   (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

           NEVADA                       52-2236253
(STATE OR OTHER JURISDICTION            (IRS EMPLOYEER
OF INCORPORATION OR                  IDENTIFICATION NO.)
       ORGANIZATION)

   500 N. Rainbow Blvd., Suite 300
   Las Vegas NV                          89107
  (Address of principal executive      (Zip Code)
   offices)


Registrant's telephone number,
including area code: (702)221-1935



                Consulting Agreements Between
                       The Company and
                 Scott Bleazard and Stephen Brock
                  (Full title of the plans)

                   Roger Paglia, President
              Media and Entertainment.com, Inc.
              500 North Rainbow Blvd, Suite 300
                   Las Vegas, Nevada 89107

           (Name and address of agent for service)

                       (702) 221-1935

    (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR
                          SERVICE)


PAGE-1


               CALCULATION OF REGISTRATION FEE
                                       Proposed  Proposed
                                       maximum   maximum
                                       offering  aggregate
Title of securities  Amount to be      price     offering
Registration
to be registered     registered        per unit     price
fee
-----------------------------------------------------------


Common Stock, par    200,000 Shares    $0.25      $50,000
$14.75
value, $0.001 per
share
-----------------------------------------------------------


*Estimated solely for purposes of calculating the registration fee. Calculated in accordance with Rule 457(c) under the Securities Act of 1933 based upon the average of the bid and asked price of Common Stock of Media and Entertainment.com, Inc. as reported on the OTCBBr on August
21, 2001.

                           PART I
    Information Required in the Section 10(a) Prospectus

Item 1. Plan Information

The Company is offering shares of its common stock to various individuals for consulting services on the Company's behalf. This issuance of shares is being made pursuant to consulting agreements between the Company and the individuals. The Company has equated this number of shares to the value of the consulting services provided or to be provided by these individuals. The shares issued hereunder will not be subject to any resale restrictions. The following individuals will receive the number of shares listed next to their names:

Scott Bleazard............100,000

Stephen Brock.............100,000


Item 2. Registrant Information And Employee Plan Annual
Information.

The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933 (the "Securities Act"). Such document(s) are not being filed with the Commission, but constitute (along with the documents incorporated by reference into the Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.


PAGE-2


                           PART II

     Information Required in the Registration Statement

ITEM 3. INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The following documents, filed with the Securities and Exchange Commission (the "Commission") by Media and
Entertainment.com, Inc., a Nevada corporation (the
Company"), are incorporated herein by reference:

  (a) The registrant's Articles of Incorporation filed on April 27, 2000;

  (b) The registrant's By-Laws filed on April 27, 2000;

  (c) The Company's Form 10-SB12G Registration Statement filed by the Company under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), with the Commission on January 17, 2001;

  (d) The Form 10-KSB annual report of the Company for its fiscal year ended December 31, 2000, and all other reports of the Company filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year ended December 31, 2000; and

  (e) All documents subsequently filed by the registrant pursuant to sections 13(a), 13(c), 14 and 15(d) of the Exchange Act during the effectiveness of this registration statement.

All documents incorporated by reference herein will be made available to all participants without charge, upon written or oral request. Other documents required to be delivered to participants pursuant to Rule 428(b)(1) under the Securities Act of 1933 are also available without charge, upon written or oral request. All requests for documents shall be directed to:

  Roger Paglia, President Media and Entertainment.com, Inc.

           500 North Rainbow Boulevard, Suite 300
                   Las Vegas, Nevada 89107
                       (702) 221-1935

ITEM 4. DESCRIPTION OF SECURITIES.

Not Applicable.


PAGE-3



ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

The shares registered herein are being issued to the consultants for services provided to the Registrant.
Neither the Registrant's Accountants nor any other experts named in the registration statement have any equity or other interest in the Registrant.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

The Articles of Incorporation of the Company provide for the Indemnification of employees and officers in certain cases. Insofar as indemnification for liabilities arising under the Securities Act of 1922 may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, the company has been informed that in the opinion of the securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore not enforceable. At the present time, the Company does not have any officer-director liability insurance although permitted by Section 78.752 of the GCL, nor does the Company have indemnification agreements with any of its directors, officers, employees or agents.

In addition, the Company is a Nevada corporation. Section
78.751 of the Nevada General Corporation Laws provides as follows: 78.751 Indemnification of officers, directors, employees and agents; advance of expenses.

1. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorney's fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suitor proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and that, with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

2. A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys' fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation.


PAGE-4


Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

3. To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections 1 and 2, or in defense of any claim, issue or matter therein, he must be indemnified by the corporation against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense.

4. Any indemnification under subsections 1 and 2, unless ordered by a court or advanced pursuant to subsection 5, must be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made: (a) By the stockholders: (b) By the board of directors by majority vote of a quorum consisting of directors who were not parties to act, suit or proceeding; (c) If a majority vote of a quorum consisting of directors who were not parties to the act, suit or proceeding so orders, by independent legal counsel in a written opinion; or (d) If a quorum consisting of directors who were not parties to the act, suit or proceeding cannot to obtained, by independent legal counsel in a written opinion; or

5. The Articles of Incorporation, the Bylaws or an agreement made by the corporation may provide that the expenses of officers and directors incurred in defending a civil or criminal, suit or proceeding must be paid by the corporation as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that he is not entitled to be indemnified by corporation. The provisions of this subsection do not affect any rights to advancement of expenses to which corporate personnel other than the directors or officers may be entitled under any contract or otherwise by law.

6. The indemnification and advancement of expenses authorized in or ordered by a court pursuant to this section: (a) Does not exclude any other rights to which a person seeking indemnification or advancement of expenses may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his official capacity or an action in another capacity while holding his office, except that indemnification, unless ordered by a court pursuant to subsection 2 or for the advancement of expenses made pursuant to subsection 5,


PAGE-5


may not be made to
or on behalf of any director or officer if a final adjudication establishes that his act or omissions involved intentional misconduct, fraud or a knowing violation of the law and was material to the cause of action. (b) Continues for a person who has ceased to be a director, officer, employee or agent and endures to the benefit of the heirs, executors and administrators of such a person. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8. EXHIBITS.

4.1 - Consulting Agreement between Media and
Entertainment.com, Inc. and Scott Bleazard

4.2 - Consulting Agreement between Media and
Entertainment.com, Inc. and Stephen Brock

4.3 - Financial Services Consulting Agreement between Media and Entertainment.com, Inc. and Scott Bleazard

4.4 - Financial Services Consulting Agreement between Media and Entertainment.com, Inc. and Stephen Brock

5.1 -  Opinion of Harold P. Gewerter and Associates

23.1 - Consent of Harold P. Gewerter and Associates
(included in Exhibit 5.1 above)

23.2 - Consent of Beckstead and Associates

ITEM 9. UNDERTAKINGS.

(a) The undersigned Company hereby undertakes:


PAGE-6


(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the Company of expenses paid or incurred by a director, officer or controlling person of the Company in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                         SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, the State of Nevada, on this 23 day of August, 2001.


              Media and Entertainment.com, Inc.


PAGE-7


By: /s/ Roger Paglia
   ---------------------
Roger Paglia, President


Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                       August 23, 2001

/s/ Roger Paglia
------------------------
Roger Paglia, President and Director


                       August 23, 2001

/s/ Benedict Paglia
------------------------
Benedict Paglia, Secretary



PAGE-8














Exhibit 4.3

                       Scott Bleazard
                 500 N. Rainbow Blvd, Suite
                  Las Vegas, Nevada, 89107

           FINANCIAL CONSULTING SERVICES AGREEMENT
This Financial Consulting Services Agreement (the "Agreement") is entered this 31st day of July, 2001 by and between SCOTT BLEAZARD ("Consultant"), a Nevada individual, and MEDIA AND ENTERTAINMENT.COM INC. (OTC BB:MEDE) ("Client"), a Nevada , with reference to the following:
                          RECITALS
A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.
B. The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. ENGAGEMENT. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:
A. Reorganizations, mergers, divestitures, and due diligence studies;
B. Capital sources and the formation of financial transactions;
C. Banking methods and systems;
D. Guidance and assistance in available alternatives to maximize shareholder value;
E. Periodic preparation and distribution of research reports and information to the broker/dealer and investment banking community;
F. Press Release preparation and distribution.
It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner and Client is not obligated to accept any recommendations or close any transactions submitted by the Consultant.

2. TERM. The term ("Term") of this Agreement shall commence on the date hereof and continue for twelve (12) months. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five
(5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation (see item 10 "Notices").
3. DUE DILIGENCE. The Client shall supply and deliver to the Consultant all information relating to the Client Company's business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of the Company and its business prospects and provide the Consulting Services.
4. COMPENSATION AND FEES. As consideration for Consultant entering into this Agreement, Client and Consultant shall agree that the Client shall issue certificates representing an aggregate of fifty thousand (50,000) shares of common stock (the "Shares"). The shares issued to the Consultant on the date hereof shall have the status of "restricted" securities as the term is defined by Rule 144 under the Securities Act of 1933, as amended. These shares are non-cancelable and shall have piggyback registration rights upon the first SEC registration filed by the Client.
The Shares, when issued to Consultant, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.
Securities shall be issued to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.
5. REPRESENTATIONS, WARRANTS AND COVENANTS. The Client represents, warrants and covenants to the Consultant as follows:
A. The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.
B. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause an acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.
6. EXCLUSIVITY; PERFORMANCE; CONFIDENTIALITY. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. The Consultant does not guarantee that its efforts will have any impact upon the Company's business or that there will be any specific result or improvement from the Consultant's efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.
7. INDEPENDENT CONTRACTOR. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.
8. ARBITRATION AND FEES. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement.

9. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and sent by either
(i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:


If to the Client:     Media and
Entertainment.com Inc.
                            Attention: Roger
Paglia
                            500 N. Rainbow
Blvd., Suite 300
                            Las Vegas, NV  89107

If to Consultant:   Scott Bleazard
                            500 N. Rainbow Blvd,
Suite 300
                            Las Vegas, Nevada,
89107


or in each case to such other address as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.
10. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement.
11. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.
"Client"

Signature:         /s/ Roger Paglia
                   ------------------------
--------
Print with Title:  Roger Paglia, President,
CEO
Company:           Media and
Entertainment.com Inc.

"Consultant"

Signature:         /s/ Scott Bleazard
                   ------------------------
--------
Print with Title:  Scott Bleazard

Exhibit 4.4
                       STEPHEN  BROCK
                 500 N. Rainbow Blvd, Suite
                  Las Vegas, Nevada, 89107

           FINANCIAL CONSULTING SERVICES AGREEMENT
This Financial Consulting Services Agreement (the "Agreement") is entered this 31st day of July, 2001 by and between STEPHEN BROCK ("Consultant"), a Nevada individual, and MEDIA AND ENTERTAINMENT.COM INC. (OTC BB:MEDE) ("Client"), a Nevada , with reference to the following:
                          RECITALS
A. The Client desires to be assured of the association and services of the Consultant in order to avail itself of the Consultant's experience, skills, abilities, knowledge, and background to facilitate long range strategic planning, and to advise the Client in business and/or financial matters and is therefore willing to engage the Consultant upon the terms and conditions set forth herein.
B. The Consultant agrees to be engaged and retained by the Client and upon the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the foregoing, of the mutual promises hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1. ENGAGEMENT. Client hereby engages Consultant on a non-exclusive basis, and Consultant hereby accepts the engagement to become a financial consultant to the Client and to render such advice, consultation, information, and services to the Directors and/or Officers of the Client regarding general financial and business matters including, but not limited to:
A. Reorganizations, mergers, divestitures, and due diligence studies;
B. Capital sources and the formation of financial transactions;
C. Banking methods and systems;
D. Guidance and assistance in available alternatives to maximize shareholder value;
E. Periodic preparation and distribution of research reports and information to the broker/dealer and investment banking community.
F. Press Release preparation and distribution.
It shall be expressly understood that Consultant shall have no power to bind Client to any contract or obligation or to transact any business in Client's name or on behalf of Client in any manner and Client is not obligated to accept any recommendations or close any transactions submitted by the Consultant.

2. TERM. The term ("Term") of this Agreement shall commence on the date hereof and continue for twelve (12) months. The Agreement may be extended upon agreement by both parties, unless or until the Agreement is terminated. Either party may cancel this Agreement upon five days written notice in the event either party violates any material provision of this Agreement and fails to cure such violation within five
(5) days of written notification of such violation from the other party. Such cancellation shall not excuse the breach or non-performance by the other party or relieve the breaching party of its obligation incurred prior to the date of cancellation (see item 10 "Notices").
3. DUE DILIGENCE. The Client shall supply and deliver to the Consultant all information relating to the Client Company's business as may be reasonably requested by the Consultant to enable the Consultant to make an assessment of the Company and its business prospects and provide the Consulting Services.
4. COMPENSATION AND FEES. As consideration for Consultant entering into this Agreement, Client and Consultant shall agree that the Client shall issue certificates representing an aggregate of fifty thousand (50,000) shares of common stock (the "Shares"). The shares issued to the Consultant on the date hereof shall have the status of "restricted" securities as the term is defined by Rule 144 under the Securities Act of 1933, as amended. These shares are non-cancelable and shall have piggyback registration rights upon the first SEC registration filed by the Client.
The Shares, when issued to Consultant, will be duly authorized, validly issued and outstanding, fully paid and nonassessable and will not be subject to any liens or encumbrances.
Securities shall be issued to Consultant in accordance with a mutually acceptable plan of issuance as to relieve securities or Consultant from restrictions upon transferability of shares in compliance with applicable registration provisions or exemptions.
5. REPRESENTATIONS, WARRANTS AND COVENANTS. The Client represents, warrants and covenants to the Consultant as follows:
A. The Client has the full authority, right, power and legal capacity to enter into this Agreement and to consummate the transactions which are provided for herein. The execution of this Agreement by the Client and its delivery to the Consultant, and the consummation by it of the transactions which are contemplated herein have been duly approved and authorized by all necessary action by the Client's Board of Directors and no further authorization shall be necessary on the part of the Client for the performance and consummation by the Client of the transactions which are contemplated by this Agreement.
B. The business and operations of the Client have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of all authorities which affect the Client or its properties, assets, businesses or prospects. The performance of this Agreement shall not result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any property of the Client or cause an acceleration under any arrangement, agreement or other instrument to which the Client is a party or by which any of its assets are bound. The Client has performed in all respects all of its obligations which are, as of the date of this Agreement, required to be performed by it pursuant to the terms of any such agreement, contract or commitment.
6. EXCLUSIVITY; PERFORMANCE; CONFIDENTIALITY. The services of Consultant hereunder shall not be exclusive, and Consultant and its agents may perform similar or different services for other persons or entities whether or not they are competitors of Client. The Consultant agrees that it will, at all times, faithfully and in a professional manner perform all of the duties that may be reasonably required of the Consultant pursuant to the terms of this Agreement. Consultant shall be required to expend only such time as is necessary to service Client in a commercially reasonable manner. The Consultant does not guarantee that its efforts will have any impact upon the Company's business or that there will be any specific result or improvement from the Consultant's efforts. Consultant acknowledges and agrees that confidential and valuable information proprietary to Client and obtained during its engagement by the Client, shall not be, directly or indirectly, disclosed without the prior express written consent of the Client, unless and until such information is otherwise known to the public generally or is not otherwise secret and confidential.
7. INDEPENDENT CONTRACTOR. In its performance hereunder, Consultant and its agents shall be an independent contractor. Consultant shall complete the services required hereunder according to his own means and methods of work, shall be in the exclusive charge and control of Consultant and which shall not be subject to the control or supervision of Client, except as to the results of the work. Client acknowledges that nothing in this Agreement shall be construed to require Consultant to provide services to Client at any specific time, or in any specific place or manner. Payments to consultant hereunder shall not be subject to withholding taxes or other employment taxes as required with respect to compensation paid to an employee.
8. ARBITRATION AND FEES. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, may be resolved by mutual agreement; or if not, shall be settled in accordance with the Arbitration rules of the American Arbitration Association in Irvine, California. Any decision issued therefrom shall be binding upon the parties and shall be enforceable as a judgment in any court of competent jurisdiction. The prevailing party in such arbitration or other proceeding shall be entitled, in addition to such other relief as many be granted, to a reasonable sum as and for attorney's fees in such arbitration or other proceeding which may be determined by the arbitrator or other officer in such proceeding. If collection is required for any payment not made when due, the creditor shall collect statutory interest and the cost of collection, including attorney's fees whether or not court action is required for enforcement.

9. NOTICES. Any notice or other communication required or permitted hereunder must be in writing and sent by either
(i) certified mail, postage prepaid, return receipt requested and First Class mail, (ii) overnight delivery with confirmation of delivery, or (iii) facsimile transmission with an original mailed by first class mail, postage prepaid, addressed as follows:


If to the Client:     Media and
Entertainment.com Inc.
                            Attention: Roger
Paglia
                            500 N. Rainbow
Blvd., Suite 300
                            Las Vegas, NV  89107

If to Consultant:   Stephen  Brock
                            500 N. Rainbow Blvd,
Suite 300
                            Las Vegas, Nevada,
89107


or in each case to such other address as shall have last been furnished by like notice. If mailing is impossible due to an absence of postal service, and other methods of sending notice are not otherwise available, notice shall be hand-delivered to the aforesaid addresses. Each notice or communication shall be deemed to have been given as of the date so mailed or delivered, as the case may be; provided, however, that any notice sent by facsimile shall be deemed to have been given as of the date sent by facsimile if a copy of such notice is also mailed by first class mail on the date sent by facsimile; if the date of mailing is not the same as the date of sending by facsimile, then the date of mailing by first class mail shall be deemed to be the date upon which notice given.
10. MISCELLANEOUS. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision and no waiver shall constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver. No supplement, modification, or amendment of this Agreement shall be binding unless executed in writing by all parties. This Agreement constitutes the entire agreement between the parties and supersedes any prior agreements or negotiations. There are no third party beneficiaries of this Agreement.
11. COUNTERPARTS. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have entered into this Agreement on the date first written above.
"Client"

Signature:         /s/ Roger Paglia
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Print with Title:  Roger Paglia, President,
CEO
Company:           Media and
Entertainment.com Inc.

"Consultant"

Signature:         /s/ Stephen Brock
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Print with Title:  Stephen Brock